EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation, by reference, in this registration statement on Form S-8 of our report dated March 31, 2020 relating to the consolidated financial statements which appeared in MariMed Inc.’s Annual Report on Form 10-K for the years ended December 31, 2019 and 2018 appearing in the prospectus, which is part of this registration statement. We also consent to the reference to us under the heading “Experts” in such prospectus.

/s/ M&K CPA’s, PLLC

Houston, TX

February 4, 2021